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                                                                  EXHIBIT 10(dd)

                                                                  EXECUTION COPY

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

                  AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT between
PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation (the "Company"), and STEVEN M. BILLICK ("Billick"), dated June 11, 2002, effective April 1, 2002.

                              W I T N E S S E T H:

                  WHEREAS, the Company and Billick are parties to that certain Employment Agreement dated April 26, 2000, effective April 24, 2000 (the "Agreement");

                  WHEREAS, the Agreement contains certain provisions, inter alia, regarding the Company's and Billick's respective rights and obligations in connection with a Change in Control (as such term is defined in the Agreement);

                  WHEREAS, the Company and Billick desire to amend the Agreement to remove the provision enabling Billick to receive certain special Change in Control benefits due to his voluntary termination without Good Reason during the one-year period following a Change in Control, impose a "Good Reason" standard for a voluntary termination during that period, modify the benefits and payments to which Billick may become entitled in connection with a Change in Control, and to make certain other modifications in connection therewith.

                  NOW, THEREFORE, the parties hereby agree that the Agreement is hereby amended as follows effective April 1, 2002:

                  1. Section 7.02 is hereby deleted, and the following is hereby inserted in lieu thereof:

                  "7.02 Change in Control. If, during the one (1) year period following a Change in Control of the Company as defined in
                  Section 15.02 hereof, Billick is discharged or voluntarily terminates his employment for Good Reason as defined in
                  Section 15.03 hereof, there shall be paid or provided to Billick, his dependents, beneficiaries and estate, as liquidated damages or severance pay, or both, the following:

                           (a)      (i)     The base compensation provided for
                                            in Section  4.01(a)(i)  hereof for
                                            the month in which termination
                                            shall have occurred at the rate
                                            being paid at the time of
                                            termination; plus

                                    (ii)    An incentive cash bonus calculated
                                            based upon his earned incentive cash
                                            bonus under the Annual Incentive
                                            Plan for the then current fiscal
                                            year, pro rated for the then current
                                            fiscal year through his date of
                                            termination; plus

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                                    (iii)   An amount equal to the product of
                                            twenty-four (24) times his monthly
                                            base salary at the rate being paid
                                            at the time of termination; plus

                                    (iv)    An amount equal to two (2) times his
                                            target incentive cash bonus under
                                            the Annual Incentive Plan for the
                                            then current fiscal year.

                           Such amounts shall be paid to Billick in one payment immediately upon his termination of employment.

                           (b) For the two (2) year period following the date of his termination of employment, Billick, his dependents, beneficiaries and estate, shall continue to be entitled to all benefits provided pursuant to Section 5.01 hereof which are payable pursuant to the terms of the applicable plan or practice, and service credit for benefits under all employee benefit plans of the Company, including, without limitation, the Company's Retirement Plan, Supplemental Executive Retirement Plan and Benefit Equalization Plan referred to in Section 5.01 hereof, upon the same basis as immediately prior to termination and, to the extent that such benefits or service credit for benefits shall not be payable or provided under any such plans to Billick, his dependents, beneficiaries and estate, by reason of his no longer being an employee of the Company as the result of termination, or any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Company shall provide Billick, his dependents, beneficiaries and estate, as appropriate, a benefit or payment which places Billick, his dependents, beneficiaries and estate in at least as good of an economic position (taking into account the favorable economic tax and legal characteristics customary for such plans, policies or arrangements) as if the benefit to which such persons were entitled to receive under such plans, programs and arrangements immediately prior to termination had been paid.

                           Any termination of Billick's employment which either
                  is (x) a termination by the Company other than for Cause or
                  (y) a voluntary resignation by Billick after the occurrence of an event which would constitute Good Reason under Section
                  15.03 hereof, which termination or resignation occurs within the period commencing on the commencement date of a tender offer for the Company's Common Shares, the execution of a letter of intent or the execution of a definitive agreement which, in each case, could reasonably be expected to lead to a Change in Control as defined in Section 15.02 hereof, and ending on either (A) the date of the Change in Control resulting from such tender offer or the consummation of the transaction contemplated by such letter of intent or such definitive agreement, as the case may be, or (B) the date as of which the Board of Directors determines in good faith that such tender offer has been withdrawn or has reached a final

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                  conclusion not resulting in a Change in Control or the
                  transaction contemplated by such letter of intent or such definitive agreement is not to be consummated or if consummated, will not lead to a Change in Control, as the case may be, shall be deemed to be a termination under this Section 7.02.

                           An election by Billick to terminate his employment
                  under the provisions of this Section 7.02 shall not be deemed a voluntary termination of employment by Billick under Section
                  7.03 hereof. Further, an election by Billick to terminate his employment under this Section shall not be deemed to be a voluntary termination of employment for a Good Reason under
                  Section 7.04 hereof."

                  2. Section 8.01 is hereby deleted, and the following is hereby inserted in lieu thereof:

                  "8.01 Non-Competition. During the Period of Employment and the two (2) year period following the termination of his employment (except in the case of involuntary discharge or voluntary termination of employment for Good Reason, as defined in Section 15.03 hereof, within one (1) year after a Change in Control), Billick shall not become an officer, director, joint venturer, employee, consultant or five percent (5%) shareholder (directly or indirectly), or promote or assist (financially or otherwise), any entity which competes with any business in which the Company or any of its affiliates are engaged as of the date of such termination of employment. Billick understands that the foregoing restrictions may limit his ability to engage in certain business pursuits during the period provided for herein, but acknowledges that he will receive sufficiently higher remuneration and other benefits from the Company hereunder than he would otherwise receive to justify such restriction. Billick acknowledges that he understands the effect of the provisions of this Section 8(a), and that he has had reasonable time to consider the effect of these provisions, and that he was encouraged to and had an opportunity to consult an attorney with respect to these provisions."

                  3. Section 8.03 is hereby deleted, and the following is hereby inserted in lieu thereof:

                  "8.03. Noninterference. Billick shall not, at any time during the Period of Employment or within the two (2) year period after his employment is terminated with the Company (except in the case of involuntary discharge or voluntary termination of employment for Good Reason, as defined in Section 15.03 hereof, within one (1) year after a Change in Control), without the prior written consent of the Company, directly or indirectly, induce or attempt to induce any employee, agent or other representative or associate of the Company to terminate his or her employment, representation or other relationship with the Company, or in any way directly or indirectly interfere with any relationship between the Company and its suppliers or customers."

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                  4.       Effective for periods beginning on and after April 1,
2002, references to the Annual Incentive Plan shall be deemed to refer to Billick's applicable annual incentive cash bonus arrangement.

                  5. Except as amended by the foregoing, the provisions of the Agreement are ratified and confirmed in all respects.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Employment Agreement as of the date first above written.

ATTEST:                       PIONEER-STANDARD ELECTRONICS, INC.

/s/ Richard A. Sayers         By /s/ Arthur Rhein
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                                 Arthur Rhein
                                 President and Chief Operating Officer

ATTEST:

/s/ Richard A. Sayers            /s/ Steven M. Billick
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                                 Steven M. Billick

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